EXHIBIT 10.10

STATE OF ALABAMA       )

JEFFERSON COUNTY       )



          AMENDMENT TO EMPLOYMENT CONTINUITY AGREEMENT


          THIS AMENDMENT, made and entered into this 9th day of June, 1995, by and between BRUNO'S, INC., a corporation organized and existing under the laws of the State of Alabama (hereinafter for convenience referred to as the "Employer"), and R. MICHAEL CONLEY (hereinafter for convenience referred to as the "Employee"), as follows:

                      W I T N E S S E T H:

          WHEREAS, the Employer and Employee did enter into an Employment Continuity Agreement dated July 22, 1994 (hereinafter the "Agreement"); and

          WHEREAS, it is the intent and desire of the parties hereto to amend said Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, it is agreed as follows:

          FIRST:    Section 11 of the Agreement shall be amended
by adding to the end thereof the following sentence:

          "Provided, however, in the event that the Agreement and Plan of Merger between Bruno's, Inc. and Crimson Acquisition Corp., entered into on April 20, 1995, and as amended on May 18, 1995, is consummated, as provided therein, the limitation provided in this section shall be removed to the extent that, after removal the total of all "parachute payments" to or for the benefit of the Employee, after reduction for all federal taxes (including any taxes under s4999 of the Internal Revenue Code) ("Total Parachute Payments") will be greater than the Total Parachute Payments which would have been made in the event this payment limitation had applied."

          SECOND:   The parties to this Agreement do hereby
ratify, confirm and approve all of the other terms and provisions of the original Agreement dated July 22, 1994.

          IN WITNESS WHEREOF, the Employer, by and through its duly authorized officers, and the Employee have caused this Amendment to be executed, under seal, on the 9th day of June, 1995.

                              BRUNO'S, INC.

                              By  /s/ Paul F. Garrison
                                 ----------------------
                                 Paul F. Garrison,
                                 Its President

                                   (EMPLOYER)



                              /s/ R. Michael Conley   (SEAL)
                              -------------------------
                              R. Michael Conley

                                   (EMPLOYEE)



                             -END-